UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: May 12, 2008

COMMISSION FILE NO.: 1-08497

CALYPSO WIRELESS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	13-5671924
(STATE OR OTHER JURISDICTION IDENTIFICATION NO.)	(IRS EMPLOYER OF INCORPORATION)

2500 N.W. 79TH AVE., SUITE 220, DORAL, FLORIDA
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(305) 477-8722
(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On or about April 14, 2008, Julieta Moran, Antonio Zapata and Cheryl Dotson resigned from the Board of Directors, leaving Richard S. Pattin as the sole Director of Calypso Wireless, Inc. (the �Company�) (as described in the Form 8-K filed with the Commission on April 23, 2008).  Subsequently, the Board of Directors appointed Cristian Turrini as Chief Executive Officer of the Company, effective on Monday, May 12, 2008.

The Board of Directors appointed Cristian Turrini as Chairman of the Board of Directors of the Company, effective on Monday, May 12, 2008, to fill the vacancies left by the resignations of Ms. Moran, Mr. Zapata, and Ms. Dotson.

Cristian Turrini�s biographical information is described below:

Cristian Turrini, age 35

Mr. Turrini was appointed Chief Executive Officer and Director of the Company in May 2008.  Mr. Turrini originally joined the Company in September 2005 as Corporate Vice-President and was appointed President and Chief Executive Officer of the Company in March 1, 2007.  On December 5, 2007, in connection with a dispute with the then Board of Directors, Mr. Turrini was dismissed from the Company (as described below in �Dispute with Previous Board of Directors�).  Previous to his employment with the Company, Mr. Turrini worked for private companies and law firms as Director of Legal Affairs in the areas of corporate, international and entertainment law. In his capacity as Director of Legal Affairs, Mr. Turrini represented and assisted companies and individuals in numerous industries and areas, including general business, corporate, securities, telecommunications, entertainment, print and music publishing and distribution.  Mr. Turrini graduated Magna Cum Laude with a Bachelor of Arts in Economics and International Relations from Brigham Young University in 1995 and also holds a Juris Doctorate degree from J. Reuben Clark Law School of BrighamYoung University, which he received in 2002.

Dispute with Previous Board of Directors

On December 5, 2007, in connection with an ongoing disagreement with the then Board of Directors, Mr. Turrini was dismissed from the Company �for cause� (See Form 8-K filed with the Commission on December 7, 2007).  Also in connection with this dispute, on December 28, 2007, the Board of Directors filed a lawsuit in the 17th Judicial Circuit Court in Broward County, Florida on behalf of the Company against Mr. Turrini, Michael Brennan and Voice to Phone, Inc., collectively referred to as �Defendants�, to obtain declaratory and injunctive relief arising out of Defendants� alleged fraud, breach of fiduciary duty and breach of contract (See Form 8-K filed with the Commission on January 15, 2008).  On April 14, 2008 all members of the then Board of Directors that filed the lawsuit resigned as Directors of the Company.  As of the date of this filing, the Company takes the position that all of the claims in the lawsuit against Mr. Turrini are without merit.  On May 9, 2008, the Company dismissed such lawsuit.

ITEM 8.01 OTHER EVENTS.

On or about April 29, 2008, the Agreed Order Dismissing Turnover Relief, which dismissed the turnover relief granted to Mr. Daic in connection with the Daic Lawsuit and the Agreed Order Dismissing Case With Prejudice relating to the dismissal of the Daic Lawsuit were filed in the 151st Judicial District Court of Harris County, Texas.  As a result, the Company has control over its patents back, subject to the terms and conditions of the Settlement Agreement, and the Daic Lawsuit has been dismissed.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Calypso Wireless, Inc.

/s/ Richard S. Pattin
Richard S. Pattin
President

May 13, 2008